Exhibit 99.4

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On May 28, 2026, Tamboran Resources Corporation (“Tamboran” or the “Company”) and its subsidiaries Tamboran (Beetaloo) Pty Ltd (“Australia Sub”), and Tamboran Resources Investments Holding Corporation (“U.S. Sub”) (together as “TBN”), completed the previously announced acquisition of all of the issued and outstanding interests in Falcon Oil & Gas Holdings Ireland Ltd. (“Falcon Holdings”), Falcon Oil & Gas Ireland Ltd. (“Falcon Ireland”), and TXM Oil & Gas Exploration Kft. (“Falcon Hungary”), Falcon Exploration and Production South Africa (Pty) Ltd, a company incorporated under the laws of South Africa (“Falcon South Africa”) and 98.1% of the issued and outstanding interests in Falcon Oil & Gas Australia Limited (“Falcon Australia”) (such 98.1% interests, the “Australia Interests”, and together the “Falcon Entities” and such transaction, “FOG Acquisition” or the “Transaction”) from Falcon Oil and Gas Limited (“Falcon”) for a purchase price (the “Consideration”) of approximately $6.2 million in cash, and 6,537,503 shares of Tamboran. Additionally, TBN:

•	paid $0.7 million to fund administrative activities of Falcon Ireland before acquisition; and

•	engaged certain directors and officers of Falcon for their consultancy services and issued an aggregate of 369,084 share options with an exercise price of $21.94 per share.

In connection with the FOG Acquisition, a note receivable due from Falcon Australia was assigned by Falcon to Tamboran Resources Pty Ltd. (“TBN Resources”), a wholly owned subsidiary of Tamboran, for a consideration of $17.4 million. Total cash paid by TBN at the closing of the Transaction is as follows:

•	Consideration of approximately $23.7 million including the amount paid for the assignment of the note receivable; and

•	administrative funding of $0.7 million to Falcon Ireland.

The FOG Acquisition was accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”), with Tamboran identified as the acquirer. As such, for the purpose of the unaudited pro forma condensed combined financial information, the fair value of the Consideration paid by Tamboran and the allocation of that amount to the underlying assets acquired and liabilities assumed was recorded on a relative fair value basis. Additionally, transaction costs directly related to the FOG Acquisition were capitalized as a component of the Consideration.

The following unaudited pro forma condensed combined financial information and related notes (“unaudited pro forma financial information”) has been prepared based on the historical audited consolidated financial statements of Tamboran Resources Corporation and its wholly owned subsidiaries (“the Group”), adjusted to give effect to transaction accounting adjustments for the assets and liabilities acquired by the Company in the FOG Acquisition.

The unaudited pro forma condensed combined statement of operations and comprehensive loss (“unaudited pro forma statement of operations”) for the year ended June 30, 2025 and the nine months ended March 31, 2026, combines the historical audited and unaudited consolidated statement of operations and comprehensive loss of the Group for the corresponding periods, with the respective historical audited and unaudited consolidated statements of operations and comprehensive loss of the Falcon Entities, as derived from audited and unaudited consolidated financial statements as indicated below, as if the Transaction had occurred on July 1, 2024. The unaudited pro forma condensed combined balance sheet (“unaudited pro forma balance sheet”) as of March 31, 2026, combines the historical unaudited consolidated balance sheet of the Group, and the historical unaudited consolidated statement of financial position of Falcon Entities as of March 31, 2026, derived from unaudited consolidated financial statements as indicated below, as if the Transaction had occurred on March 31, 2026.

Unless the context otherwise requires, references in this unaudited pro forma financial information to the historical financial statements, balances, results of operations and accounting policies of “Falcon” mean those of the Falcon Entities, presented on a combined basis and, where indicated, after giving effect to the perimeter adjustments described below to exclude assets, liabilities, income and expenses that were not acquired or assumed in the Transaction. References to consideration paid to, or interests, notes or agreements transferred by, Falcon mean Falcon Oil and Gas Limited in its capacity as seller.

The unaudited pro forma financial information has been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial information;

•

the historical audited consolidated financial statements of the Group for the year ended June 30, 2025, included in Tamboran’s annual report on Form 10-K filed with the the Securities and Exchange Commission (the “SEC”) on September 25, 2025;

•

the historical unaudited condensed consolidated financial statements of the Group for the nine months ended March 31, 2026, included in Tamboran’s quarterly report on Form 10-Q filed with the SEC on May 13, 2026;

•	the historical audited consolidated financial statements of Falcon for the years ended December 31, 2025 and December 31, 2024, which are included elsewhere in this Form 8-K/A;

•	the historical unaudited condensed consolidated financial statements of Falcon for the six months ended June 30, 2025 and June 30, 2024, which are included elsewhere in this Form 8-K/A;

•	the historical unaudited condensed consolidated financial statements of Falcon for the three months ended March 31, 2026, which are included elsewhere in this Form 8-K/A;

•	other information relating to Tamboran and the Falcon Entities contained in, or incorporated by reference into, Tamboran’s filings with the SEC.

The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Tamboran has elected not to present Management’s Adjustments and will only be presenting the transaction accounting adjustments required by Article 11 (“Transaction Accounting Adjustments”) in the unaudited pro forma financial information.

The pro forma adjustments related to the Transaction are described in the notes to the unaudited pro forma financial information and principally include the following:

•

Perimeter adjustments to eliminate the assets, liabilities, income and expenses of Falcon that were not acquired or assumed as part of the Transaction, which are presented within the Transaction Accounting Adjustments columns and described in Notes 5(a) and 5(l) rather than in a separate column; and

•	Pro forma adjustments to record the Transaction.

The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by Tamboran’s management; accordingly, actual results could differ materially from the unaudited pro forma financial information. Management believes that the assumptions used to prepare the unaudited pro forma financial information provide a reasonable and supportable basis for presenting the significant estimated effects of the arrangement. The unaudited pro forma financial information also does not reflect the costs of any integration activities, or any cost savings or synergies that may be achieved as a result of the Transaction. Tamboran has elected not to present Management’s Adjustments and, accordingly, no synergies, dis-synergies, integration costs or restructuring or severance costs are depicted in the unaudited pro forma financial information, whether or not such matters have been described elsewhere. Any such amounts remain subject to significant uncertainty as to amount and timing, and the unaudited pro forma financial information does not attempt to predict or suggest future results.

TAMBORAN RESOURCES CORPORATION

Unaudited Pro Forma Condensed Combined Balance Sheet As of March 31, 2026 (in thousands)

		Reclassified Historical	IFRS to U.S. GAAP and Policy			Transaction Accounting			Pro
	Historical	Falcon	Adjustments			Adjustments			Forma
	Tamboran	(Note 3)	(Note 4)	Note		(Note 5)	Note		Combined
ASSETS
Current assets
Cash and cash equivalents	$88,151	$197	$—			$(36,960)	5	(a) 5(b)	$51,388
Restricted cash	13,766	—	—			—			13,766
Trade and other receivables:
Joint interest billings	3,888	—	—			(3,264)	5	(c)	624
ATO receivable	2,711	—	—			—			2,711
Other receivables	227	18	—			—			245
Prepaid expenses and other current assets	9,363	194	—			(3,698)	5	(d)	5,859

Total current assets	118,106	409	—			(43,922)			74,593
Natural gas properties, successful efforts method:
Unproved properties	465,020	59,066	(7,099)	4	(a) 4(b)	231,114	5	(e)	748,101
Assets under construction - natural gas equipment	61,200	—	—			—			61,200
Property, plant and equipment, net	601	—	—			—			601
Operating lease right-of-use assets	3,275	—	—			—			3,275
Finance lease right-of-use assets	15,081	—	—			—			15,081
Prepaid expenses and other non-current assets	8,779	2,786	—			(322)	5	(a)	11,243

Total non-current assets	553,956	61,852	(7,099)			230,792			839,501

TOTAL ASSETS	$672,062	$62,261	$(7,099)			$186,870			$914,094

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$42,829	$3,969	$—			$(4,267)	5	(a) 5(b) 5(c)	$42,531
Intercompany payable	—	—	—			—	5	(a) 5(c)	—
Current portion of operating lease obligations	2,491	—	—			—			2,491
Current portion of finance lease obligations	13,776	—	—			—			13,776
Other current liabilities	—	—	—			3,008	5	(f)	3,008

Total current liabilities	59,096	3,969	—			(1,259)			61,806
Operating lease obligations	874	—	—			—			874
Finance lease obligations	9,049	—	—			—			9,049
Asset retirement obligations	11,053	17,474	(1,290)	4	(b)	(5,606)	5	(g)	21,631
Long Term Debt	44,575	—	—			—			44,575
Other non-current liabilities	837	—	—			—			837

Total non-current liabilities	66,388	17,474	(1,290)			(5,606)			76,966

Total liabilities	125,484	21,443	(1,290)			(6,865)			138,772
Redeemable noncontrolling interest	—	—	—			1,925	5	(h)	1,925
Stockholders’ equity
Common stock	23	406,684	—			(406,677)	5	(i) 5(j)	30
Additional paid-in capital	575,473	47,446	—			179,366	5	(i) 5(j) 5(k)	802,285
Accumulated other comprehensive income (loss)	11,541	—	(17)	4	(b)	17	5	(i)	11,541
Accumulated deficit	(191,483)	(413,992)	(5,683)	4	(a) 4(b) 4(c)	419,675	5	(i)	(191,483)

	395,554	40,138	(5,700)			192,381			622,373
Noncontrolling interest	151,024	680	(109)	4	(a) 4(b)	(571)	5	(f) 5(h)	151,024

Total stockholders’ equity	546,578	40,818	(5,809)			191,810			773,397

TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY	$672,062	$62,261	$(7,099)			$186,870			$914,094

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements. Certain amounts in the unaudited pro forma condensed combined financial statements may not add up or recalculate due to rounding.

TAMBORAN RESOURCES CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended March 31, 2026

(in thousands, except share and per share amounts)

		Reclassified Historical	IFRS to U.S. GAAP and Policy			Transaction Accounting			Pro
	Historical	Falcon	Adjustments			Adjustments			Forma
	Tamboran	(Note 3)	(Note 4)	Note		(Note 5)	Note		Combined	Note
Revenue and other operating income	$—	$—	$—			$—	—		$—
Operating costs and expenses
Compensation and benefits, including stock-based compensation	(8,953)	(971)	—			150	5	(l)	(9,774)
Consultancy, legal and professional fees	(4,295)	(759)	—			(382)	5	(l) 5(m)	(5,436)
Depreciation and amortization	(5)	—	—			—			(5)
Loss on remeasurement of assets classified as held for sale	—	—	—			—			—
Accretion of asset retirement obligations	(908)	(406)	(43)	4	(b)	(1,129)	5	(n)	(2,486)
Exploration expense	(1,778)	(147)	(314)	4	(a)	—			(2,239)
Camp expense recoveries, net	(3,280)	—	—			—			(3,280)
LNG feasibility study expenses	(357)	—	—			—			(357)
General and administrative	(4,803)	(599)	(1)	4	(c)	440	5	(l)	(4,963)

Total operating costs and expenses	$(24,379)	$(2,882)	$(358)			$(921)			$(28,540)

Loss from operations	(24,379)	(2,882)	(358)			(921)			(28,540)
Other income (expense)
Interest income (expense), net	591	64	1	4	(c)	(10)	5	(l)	646
Foreign exchange gain (loss), net	(3,444)	(130)	—			—			(3,574)
Other income (expenses), net	—	—	—			—			—

Total other income (expense)	$(2,853)	$(66)	$1			$(10)			$(2,928)

Net loss	(27,232)	(2,948)	(357)			(931)			(31,468)
Less: Net loss attributable to noncontrolling interest	(3,029)	(9)	(7)	4	(a) 4(b)	(12)	5	(o)	(3,057)

Net loss attributable to stockholders	$(24,203)	$(2,939)	$(350)			$(919)			$(28,411)

Net loss per common stock
Basic and diluted	$(1.211)								$(1.071)	5	(p)
Weighted average number of common stock outstanding
Basic and diluted	19,989,564								26,527,067	5	(p)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements. Certain amounts in the unaudited pro forma condensed combined financial statements may not add up or recalculate due to rounding.

TAMBORAN RESOURCES CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended June 30, 2025

(in thousands, except share and per share amounts)

		Reclassified Historical	IFRS to U.S. GAAP and Policy			Transaction Accounting			Pro
	Historical	Falcon	Adjustments			Adjustments			Forma
	Tamboran	(Note 3)	(Note 4)	Note		(Note 5)	Note		Combined	Note
Revenue and other operating income	$—	$—	$—			$—	—		$—
Operating costs and expenses
Compensation and benefits, including stock-based compensation	(9,397)	(1,199)	—			215	5	(l)	(10,381)
Consultancy, legal and professional fees	(6,531)	(380)	—			(3,331)	5	(l) 5(m)	(10,242)
Depreciation and amortization	(86)	—	—			—			(86)
Loss on remeasurement of assets classified as held for sale	(376)	—	—			—			(376)
Accretion of asset retirement obligations	(1,042)	(498)	(65)	4	(b)	(1,314)	5	(n)	(2,919)
Exploration expense	(4,112)	(195)	(1,751)	4	(a)	—			(6,058)
LNG feasibility study expenses	(6,035)	—	—			—			(6,035)
Checkerboard fee	(5,950)	—	—			—			(5,950)
General and administrative	(5,787)	(380)	(7)	4	(c)	266	5	(l)	(5,908)

Total operating costs and expenses	$(39,316)	$(2,652)	$(1,823)			$(4,164)			$(47,955)

Loss from operations	(39,316)	(2,652)	(1,823)			(4,164)			(47,955)
Other income (expense)
Interest income (expense), net	1,551	(82)	7	4	(c)	(39)	5	(l)	1,437
Foreign exchange gain (loss), net	(2,585)	386	—			—			(2,199)
Other income (expenses), net	726	66	—			—			792

Total other income (expense)	$(308)	$370	$7			$(39)			$30

Net loss	(39,624)	(2,282)	(1,816)			(4,203)			(47,925)
Less: Net loss attributable to noncontrolling interest	(2,722)	(4)	(34)	4	(a) 4(b)	(41)	5	(o)	(2,801)

Net loss attributable to stockholders	$(36,902)	$(2,278)	$(1,782)			$(4,162)			$(45,124)

Net loss per common stock
Basic and diluted	$(2.517)								$(2.129)	5	(p)
Weighted average number of common stock outstanding
Basic and diluted	14,661,192								21,198,695	5	(p)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements. Certain amounts in the unaudited pro forma condensed combined financial statements may not add up or recalculate due to rounding.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1	Description of the Transaction

On May 28, 2026, TBN completed the previously announced acquisition of all of the issued and outstanding interests in Falcon Holdings, Falcon Ireland, Falcon Hungary and Falcon South Africa, and the Australian Interests in Falcon Australia. In connection with the Transaction, Tamboran paid $6.2 million in cash, and issued 6,537,503 shares of Tamboran common stock. In connection with the FOG Acquisition, Falcon assigned a note receivable due from Falcon Australia to TBN Resources for consideration of $17.4 million. Additionally, TBN:

•	paid $0.7 million to fund administrative activities of Falcon Ireland before acquisition; and

•	engaged certain directors and officers of Falcon for their consultancy services and issued an aggregate of 369,084 share options with an exercise price of $21.94 per share.

Total cash paid by TBN at the closing of the Transaction is as follows:

•	Consideration of approximately $23.7 million including the amount paid for the assignment of the note receivable; and

•	administrative funding of $0.7 million to Falcon Ireland.

Following completion of the Transaction, Australia Sub became entitled to compulsorily acquire the remaining 1.9% of the issued and outstanding equity interests of Falcon Australia held by the Falcon Australia minority holders. Australia Sub will proceed with the compulsory acquisition of the Falcon Australia minority stock for cash consideration at a price per share no less than the price paid to Falcon for the Australia Interests. To the extent that any Falcon Australia minority holders notify Australia Sub that they wish to receive shares of Tamboran common stock in lieu of cash, Tamboran and Australia Sub will consider and may agree to such requests. Following such discussions, Tamboran may issue to the Falcon Australia minority holders up to an aggregate of 147,508 shares of Tamboran common stock. The unaudited pro forma financial information does not give effect to the compulsory acquisition of the Falcon Australia minority interests or to any issuance of shares of Tamboran common stock in connection therewith, as the effects of such acquisition are not material to the unaudited pro forma financial information.

2	Basis of Presentation

Tamboran prepares its consolidated financial statements on the basis of a fiscal year end of June 30. The consolidated financial statements of Falcon have historically been prepared on the basis of a fiscal year end of December 31. In accordance with applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than one quarter, the acquired entity’s income statement must be brought up within one quarter of the acquirer’s fiscal year end. As such, financial information for Falcon for the year ended June 30, 2025, and the nine months ended March 31, 2026, have been derived for purposes of the preparation of unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet was prepared using the historical unaudited consolidated balance sheet of the Group and historical unaudited consolidated statement of financial position of Falcon as of March 31, 2026. The unaudited pro forma condensed combined statements of operations and comprehensive loss were prepared using:

•	the historical unaudited consolidated statements of operations and comprehensive loss of Tamboran for the nine months ended March 31, 2026;

•	the historical audited consolidated statements of operations and comprehensive loss of Tamboran for the year ended June 30, 2025;

•

the historical unaudited consolidated statement of operations and comprehensive loss of Falcon for the twelve months ended June 30, 2025, has been derived by adding the financial data from the historical unaudited consolidated statement of operations and comprehensive loss for the six months ended June 30, 2025, to the financial data from the historical audited consolidated statement of operations and comprehensive loss for the fiscal year ended December 31, 2024, and subtracting the financial data from the historical unaudited consolidated statement of operations and comprehensive loss for the six months ended June 30, 2024 (Refer to Note 3); and

•

the historical unaudited consolidated statement of operations and comprehensive loss of Falcon for the nine months ended March 31, 2026 has been derived by subtracting the financial data from the historical unaudited consolidated statement of operations and comprehensive loss for the six months ended June 30, 2025 from the audited consolidated statement of operations and comprehensive loss for the twelve months ended December 31, 2025 and adding the financial data from the historical unaudited consolidated statement of operations and comprehensive loss for the three months ended March 31, 2026 (Refer to Note 3);

The unaudited pro forma balance sheet and statements of operations and comprehensive loss should be read in conjunction with the historical financial statements including the notes thereto, as listed above, which are incorporated by reference.

The historical audited and unaudited consolidated financial statements of the Group are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are reported in U.S. dollars. The historical audited and unaudited consolidated financial statements of Falcon are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are reported in U.S. dollars.

The unaudited pro forma balance sheet gives effect to the Transaction as if it had occurred on March 31, 2026. The unaudited pro forma statements of operations and comprehensive loss give effect to the Transaction as if it had occurred on July 1, 2024.

The FOG Acquisition was accounted for as an asset acquisition in accordance with U.S. GAAP as the Falcon Entities do not meet the definition of a business under ASC 805, since substantially all of the fair value of gross assets acquired is concentrated in the Falcon Entities’ exploration and evaluation assets (i.e., a group of similar identifiable assets). Notwithstanding this accounting conclusion under ASC 805, the FOG Acquisition constitutes the acquisition of a business for purposes of Rule 11-01(d) of Regulation S-X, and the financial statements and unaudited pro forma financial information required by Rule 3-05 and Article 11 of Regulation S-X have accordingly been presented in this Form 8-K/A. Consequently, the assets acquired and liabilities assumed in the FOG Acquisition were measured and recognized on the Consideration allocated based on their relative fair values as of the date on which the Transaction closed (the “Closing Date”). Additionally, all transaction costs associated with the FOG Acquisition were capitalized as a component of the Consideration (together the “Transaction Price”). The fair value measurements utilize estimates based on key assumptions of the FOG Acquisition, including historical and current market data.

Material adjustments have been made to reflect Falcon’s historical audited and unaudited consolidated financial statements on a U.S. GAAP basis for purposes of unaudited pro forma financial information and to align Falcon’s historical significant accounting policies under IFRS to Tamboran’s significant accounting policies under U.S. GAAP.

The pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information presented herein. Tamboran has estimated the fair value of Falcon’s assets and liabilities based on discussions with Falcon’s management, fair valuation studies, due diligence and information presented in Falcon’s filings with the London Stock Exchange and the TSX Venture Exchange in Canada.

The unaudited pro forma financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the FOG Acquisition. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The unaudited pro forma financial information do not purport to represent what the combined company’s results of operations would have been if the FOG Acquisition had actually occurred on the dates indicated above, nor are they indicative of Tamboran’s future results of operations.

Purchase Consideration

The Consideration is based on the actual closing price per share of Tamboran’s common stock on the Closing Date ($34.34 per share).

At the closing of the Transaction, Tamboran owns;

•	98.1% ownership interest in Falcon Australia; and

•	100% ownership interest in Falcon Hungary, Falcon Ireland, Falcon South Africa and Falcon Holdings.

In exchange, Tamboran issued 6,537,503 shares of the Company’s common stock and paid $6.2 million in cash to Falcon for the equity interests in the Falcon Entities. Additionally, the Group paid $17.4 million to Falcon for the assignment of the note receivable due from Falcon Australia and $0.7 million for administrative funding to Falcon Ireland.

Upon completion of the FOG Acquisition, the Group also entered into consulting agreements with certain directors and officers of Falcon, pursuant to which the Group issued an aggregate of 369,084 share options with an exercise price of $21.94 per share. Of these share options, 123,028 share options were fully vested at acquisition date and as such accounted for as a part of purchase consideration. The rest of the 246,056 stock options are subject to continuous post-acquisition service conditions and as such did not form part of the Transaction and will be accounted for separately after the Closing. Therefore, no expense is reflected in respect of 246,056 stock options in the unaudited pro forma financial information.

Purchase Price Allocation

The determination of Consideration transferred and the fair value of assets acquired and liabilities assumed are as follows (in thousands):

Amount
Cash consideration	$6,228
Fair value of equity consideration (1) (2)	226,819

Total consideration	233,047
Administrative funding to Falcon Ireland	728
Transaction costs capitalized	15,606

Transaction price	$249,381

Assets acquired:
Cash and cash equivalents	$194
Trade and other receivables	18
Prepaid expenses and other current assets	194
Unproved properties	283,081
Prepaid expenses and other non-current assets	2,464

Total assets acquired	285,951
Liabilities assumed:
Accounts payable and accrued expenses	(3,624)
Intercompany payable	(17,435)
Other current liabilities	(3,008)
Asset retirement obligations	(10,578)

Total liabilities assumed	(34,645)

Net assets acquired	251,306

Noncontrolling interest	$(1,925)

(1)	Based on 6,537,503 shares of Tamboran common stock at $34.34 per share (closing price as of May 28, 2026).
(2)	Includes 123,028 stock options at a fair value of $18.87 per award. These awards were fully vested at Closing and included as a part of purchase consideration.

3	Historical Financial Statements of Falcon Entities

Falcon’s historical balances were derived from the historical audited and unaudited financial statements of the Falcon Entities as described above and are presented under IFRS and in U.S. dollars. The historical balances reflect certain reclassifications of the consolidated statement of operations and comprehensive loss and consolidated statement of financial position categories to conform to Tamboran’s presentation in its consolidated statement of operations and comprehensive loss and consolidated balance sheet. The reclassifications identified and presented in the unaudited pro forma financial information are based on discussions with Falcon’s management, due diligence and information presented in Falcon’s filings with the London Stock Exchange and the TSX Venture Exchange in Canada.

The derived historical unaudited consolidated statement of operations and comprehensive loss of Falcon (as described in Note 2) for the nine months ended March 31, 2026 is as follows (in thousands):

	[A]	[B]	[C]	[A]-[B]+[C]
	Audited	Unaudited	Unaudited	Unaudited
	Financial Statements for year ended December 31, 2025	Financial Statements for six months ended June 30, 2025	Financial Statements for three months ended March 31, 2026	Derived Financial Statements for nine months ended March 31, 2026
Revenue
Oil and natural gas revenue	—	—	—	—
Other income	63	63	—	—
Expenses
Exploration and evaluation expenses	(187)	(85)	(45)	(147)
General and administrative expenses	(2,351)	(1,003)	(981)	(2,329)
Decommissioning provision	26	—	—	26
Foreign exchange gain / (loss)	151	172	(109)	(130)

Total Expense	(2,361)	(916)	(1,135)	(2,580)

Results from operating activities	(2,298)	(853)	(1,135)	(2,580)
Finance income	302	271	34	65
Finance expenses	(573)	(290)	(150)	(433)

Net finance expense	(271)	(19)	(116)	(368)
Loss before tax	(2,569)	(872)	(1,251)	(2,948)
Taxation	(27)	—	—	(27)

Loss and comprehensive loss for the year	(2,596)	(872)	(1,251)	(2,975)
Loss and comprehensive loss attributable to:
Equity holders of the company	(2,587)	(871)	(1,250)	(2,966)
Non-controlling interests	(9)	(1)	(1)	(9)

Loss and comprehensive loss for the year	$(2,596)	$(872)	$(1,251)	$(2,975)

The derived historical unaudited consolidated statement of operations and comprehensive loss of Falcon (as described in Note 2) for the year ended June 30, 2025 is as follows (in thousands):

	[A]	[B]	[C]	[A]-[B]+[C]
	Audited	Unaudited	Unaudited	Unaudited
	Financial Statements for year ended December 31, 2024	Financial Statements for six months ended June 30, 2024	Financial Statements for six months ended June 30, 2025	Derived Financial Statements for year ended June 30, 2025
Revenue
Oil and natural gas revenue	$—	$—	$—	$—
Other income	—	—	63	63
Expenses
Exploration and evaluation expenses	(196)	(86)	(85)	(195)
General and administrative expenses	(2,031)	(1,078)	(1,003)	(1,956)
Decommissioning provision	—	—	—	—
Foreign exchange gain / (loss)	256	42	172	386

Total Expense	(1,971)	(1,122)	(916)	(1,765)

Results from operating activities	(1,971)	(1,122)	(853)	(1,702)
Finance income	42	18	271	295
Finance expenses	(1,036)	(451)	(290)	(875)

Net finance expense	(994)	(433)	(19)	(580)
Loss before tax	(2,965)	(1,555)	(872)	(2,282)
Taxation	—	—	—

Loss and comprehensive loss for the year	(2,965)	(1,555)	(872)	(2,282)
Loss and comprehensive loss attributable to:
Equity holders of the company	(2,958)	(1,551)	(871)	(2,278)
Non-controlling interests	(7)	(4)	(1)	(4)

Loss and comprehensive loss for the year	(2,965)	(1,555)	(872)	(2,282)

The reclassifications made to present Falcon’s consolidated statement of financial position as of March 31, 2026 to conform with that of Tamboran are as follows (in thousands):

Falcon Historical Financial Statement Line	Tamboran Historical Financial Statement Line	Falcon Historical Amount	Reclassifications		Falcon Reclassified Amount
Assets	Assets
Exploration and evaluation assets	Unproved properties	$59,066	$—		$59,066
Decommissioning deposits	—	2,751	(2,751)	(a)	—
	Prepaid expenses and other non-current assets		2,786	(a) (b)	2,786
Restricted cash	Restricted cash	35	(35)	(b)	—
Current: Cash and cash equivalents	Current: Cash and cash equivalents	197	—		197
Current: Accounts receivable	Current: Trade and other receivables - Other receivables	212	(194)	(c)	18
	Current: Prepaid expenses and other current assets	—	194	(c)	194
Liabilities	Liabilities
Decommissioning provision	Asset retirement obligations	17,474	—		17,474
Current: Accounts payable and accrued expenses	Current: Accounts payable and accrued expenses	3,969	—		3,969
Equity	Shareholders’ equity
Share capital	Common stock	406,684	—		406,684
Contributed surplus	Additional paid-in capital	47,446	—		47,446
Retained deficit	Accumulated deficit	(413,992)	—		(413,992)
Non-controlling interests	Noncontrolling interest	$680	$—		$680

(a)	Represents a reclassification of Falcon’s decommissioning deposits, to prepaid expenses and other non-current assets to align with Tamboran.
(b)	Represents a reclassification of Falcon’s other long term deposits, historically included in non-current restricted cash, to prepaid expenses and other non-current assets to align with Tamboran.
(c)	Represents a reclassification of Falcon’s prepaid expenses, historically included in accounts receivable, to prepaid expenses and other current assets to align with Tamboran.

The reclassifications made to present Falcon’s consolidated statement of operations and comprehensive loss for nine months ended March 31, 2026 to conform with that of Tamboran are as follows (in thousands):

Falcon Historical Financial Statement Line	Tamboran Historical Financial Statement Line	Falcon Historical Amount	Reclassifications		Falcon Reclassified Amount
Oil and natural gas revenue	Revenue and other operating income	$—	$—		$—
Other income	Other income (expense), net	—	—		—
Exploration and evaluation expenses	Exploration expense	(147)	—		(147)
General and administrative expenses	General and administrative	(2,329)	1,730	(a) (b)	(599)
	Compensation and benefits, including stock-based compensation	—	(971)	(a)	(971)
	Consultancy, legal and professional fees	—	(759)	(b)	(759)
Decommissioning provision	Accretion of asset retirement obligations	26	(432)	(c)	(406)
Foreign exchange gain / (loss)	Foreign exchange gain (loss), net	(130)	—		(130)
Finance income	Interest (expense) income net	65	—		65
Finance expense	Interest (expense) income net	(433)	432	(c)	(1)
Income Tax	Income Tax	(27)	—		(27)
Loss and comprehensive loss attributable to Non-controlling interests	Net loss attributable to noncontrolling interest	(9)	—		(9)

(a)

Represents a reclassification of Falcon’s employee compensation expenses, historically included in general and administrative expenses, to compensation and benefits, including stock-based compensation to align with Tamboran.

(b)

Represents a reclassification of Falcon’s consultancy and professional fee expenses, historically included in general and administrative expenses, to consultancy, legal and professional fees to align with Tamboran.

(c)	Represents a reclassification of Falcon’s accretion of asset retirement obligations, historically included in finance expense, to asset retirement obligations to align with Tamboran.

The reclassifications and perimeter adjustments made to present Falcon’s Consolidated Statement of Operations and Comprehensive Loss for the year ended June 30, 2025 to conform with that of Tamboran are as follows:

Falcon Historical Financial Statement Line	Tamboran Historical Financial Statement Line	Falcon Historical Amount	Reclassifications		Falcon Reclassified Amount
Oil and natural gas revenue	Revenue and other operating income	$—	$—		$—
Other income	Other income (expense), net	63	3	(a)	66
Exploration and evaluation expenses	Exploration expense	(195)	—		(195)
General and administrative expenses	General and administrative	(1,956)	1,576	(a) (b) (c) (d)	(380)
	Compensation and benefits, including stock-based compensation	—	(1,199)	(b)	(1,199)
	Consultancy, legal and professional fees	—	(380)	(c)	(380)
	Depreciation and amortization	—	—	(d)	—
Decommissioning provision	Accretion of asset retirement obligations	—	—		—
Foreign exchange gain / (loss)	Foreign exchange gain (loss), net	386	—		386
Finance income	Interest (expense) income net	295	—		295
Finance expense	Interest (expense) income net	(875)	498	(e)	(377)
	Accretion of asset retirement obligations	—	(498)	(e)	(498)
Loss and comprehensive loss attributable to Non-controlling interests	Net loss attributable to noncontrolling interest	(4)	—		(4)

(a)	Represents a reclassification of Falcon’s gain on sale of assets, historically included in general and administrative expenses, to other income (expenses) net to align with Tamboran.
(b)

Represents a reclassification of Falcon’s employee compensation expenses, historically included in general and administrative expenses, to compensation and benefits, including stock-based compensation to align with Tamboran.

(c)

Represents a reclassification of Falcon’s consultancy and professional fee expenses, historically included in general and administrative expenses, to consultancy, legal and professional fees to align with Tamboran.

(d)	Represents a reclassification of Falcon’s depreciation expense, historically included in general and administrative expenses, to depreciation and amortization to align with Tamboran.
(e)	Represents a reclassification of Falcon’s accretion of asset retirement obligations, historically included in finance expense, to asset retirement obligations to align with Tamboran.

4	IFRS to U.S. GAAP Adjustments and Accounting Policy Alignment

U.S. GAAP differs in certain material respects from IFRS. The following material adjustments have been made to reflect Falcon’s historical audited and unaudited consolidated statement of operations and comprehensive loss and consolidated statement of financial position on a U.S. GAAP basis for purposes of unaudited pro forma financial information. In addition, the material adjustments have been made to align Falcon’s historical significant accounting policies under IFRS to Tamboran’s significant accounting policies under U.S. GAAP.

(a) Unproved Properties

Under U.S. GAAP Tamboran uses the successful efforts method of accounting to account for its unproved properties whereas Falcon uses full cost method of accounting under IFRS to account for its unproved properties. Certain costs that are expensed under the successful efforts method are capitalized under the full cost method, including unsuccessful exploration drilling costs, geological and geophysical costs and administrative expenses directly related to exploration and development activities.

As such, the adjustment reflects the impact of expensing certain historical costs originally capitalized to oil and gas properties by Falcon under IFRS to align with successful efforts method of accounting followed by Tamboran under U.S. GAAP. This resulted in a reduction to unproved properties of $5.7 million. Additional geological and geophysical costs and administrative expenses directly related to exploration of $1.8 million and $0.3 million were recognized in exploration expense for the year ended June 30, 2025 and nine month period ended March 31, 2026, respectively.

(b) Asset Retirement Obligation

Under U.S. GAAP, the initial recognition of the asset retirement obligation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.

Under IFRS, asset retirement obligation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.

As such, the adjustment reflects the impact of using the credit-adjusted risk-free interest rate on the carrying value of asset retirement obligations related to Falcon’s Australian well interests under U.S. GAAP. The change in discount rate resulted in a reduction to unproved properties of $1.4 million and a reduction of asset retirement obligations of $1.3 million. Additional accretion expense of less than $0.1 million and less than $0.1 million was recognized for the year ended June 30, 2025 and nine month period ended March 31, 2026, respectively.

The unaudited pro forma financial information does not reflect the impact of converting Falcon’s asset retirement obligations for its Hungarian well interests and related accretion expenses on a U.S. GAAP basis as it is impractical to re-estimate the impact of period-to-period revisions to the timing or amount of the original reclamation liability over historical periods using the layering approach and credit-adjusted risk-free interest rates. In addition, the impact of converting asset retirement obligations for Hungarian wells from IFRS to U.S. GAAP is not meaningful because, as a part of pro forma adjustments, asset retirement obligations for Falcon’s Hungarian well interests are recorded using Tamboran’s assumptions related to cash outflows and credit-adjusted risk-free interest rates as of the Closing Date. Therefore, Tamboran has reflected the adjustment to recognize asset retirement obligations related to Falcon’s Hungarian well interests at its estimated fair value on the Closing Date (Refer Note 5).

(c) Leases

Under U.S. GAAP, a lessee identifies a lease at inception of the agreement and classifies it as either a finance lease or an operating lease based on the application of five specific criteria. Under IFRS, similar to U.S. GAAP, a lessee identifies a lease at inception of the agreement but does not distinguish between an operating lease and a finance lease. A single recognition and measurement model is applied to all leases under IFRS. While the initial measurement and recognition of a lease is similar under U.S. GAAP and IFRS, the subsequent measurement differs. Under U.S. GAAP, a straight-line expense is recognized for an operating lease, as opposed to IFRS, which yields a higher expense in earlier years of the lease term. However, the lease entered into by Falcon was determined to be a short term (12 months or less) lease by Tamboran for which no right-of-use asset and lease liability is required to be recognized under U.S. GAAP as there is not an expectation that the lease will be renewed or extended for a further period.

As such, the adjustment reflects the impact reclassifying of less than $0.1 million and less than $0.1 million for the year ended June 30, 2025 and nine month period ended March, 31, 2026, respectively from interest expense to general and administrative expenses. Falcon’s right-of-use asset and lease liability were nil at March 31, 2026.

5	Transaction Accounting Adjustments

The following adjustments have been made to the unaudited pro forma financial information to reflect certain preliminary Transaction Price allocation accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the unaudited pro forma financial information of the combined company. At this time, Tamboran is not aware of any additional transaction related adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected or disclosed in the pro forma adjustments.

The following transaction accounting adjustments have been reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2026:

(a)	Elimination of historical assets and liabilities of Falcon that were not acquired as part of the FOG Acquisition.

(b)	Use of cash and cash equivalents to fund the cash consideration for the FOG Acquisition, purchase of note receivable from Falcon and payment of transaction costs in relation to the FOG Acquisition.

(c)	Elimination of receivable and payable balances between the Group and Falcon Entities.

(d)	Pro forma adjustment to derecognize the deferred transaction costs as these costs are allocated to relevant assets acquired and liabilities assumed.

(e)	Pro forma adjustment to record the acquisition of Falcon’s unproved properties along with the related impact on noncontrolling interests.

(f)	Pro forma adjustments to record the liability in relation to noncontrolling interests mandatorily redeemable in cash.

(g)	Pro forma adjustments to record the impact of Tamboran’s assumptions and inputs on Falcon’s asset retirement obligations for Falcon Hungary and Falcon Australia.

(h)

Pro forma adjustment to reclassify noncontrolling interest in Falcon Australia as mezzanine equity, as the redemption feature is not solely within TBN’s control. The adjustment records the estimated fair value of noncontrolling interest as mezzanine equity based on the price of TBN’s common stock at Closing.

(i)	Elimination of Falcon’s historical shareholders’ equity.

(j)	Issuance of common stock consideration for the FOG Acquisition.

(k)

Pro forma adjustment to reflect issuance of 123,028 equity based stock options that were issued as a part of consultancy arrangements entered into in connection with the FOG acquisition. These stock options were fully vested at Closing.

The following transaction accounting adjustments have been reflected in the unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months period ended March 31, 2026 and for the year ended June 30, 2025:

(l)	Elimination of historical income and expenses of Falcon that were not part of the FOG Acquisition.

(m)

Pro forma adjustment to reflect estimated stock compensation expense incurred related to 246,056 equity based stock options that were issued as a part of consultancy arrangements entered into in connection with the FOG acquisition. These stock options vest equally at each anniversary of the FOG acquisition over the next two years.

(n)

Pro forma adjustment for accretion of asset retirement obligations resulting from change in the basis of asset retirement obligations related to Falcon Entities due to Tamboran’s assumptions and inputs.

(o)	Allocation of net loss between TBN’s stockholders and noncontrolling interest as a result of pro forma adjustments (l), (m) and (n) above.

(p)	Impact of the allocation of net loss attributable to Tamboran’s stockholders and issuance of additional shares of Tamboran common stock on computation of basic and diluted net loss per common stock.